UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 9, 2022

NUTANIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37883	27-0989767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1740 Technology Drive, Suite 150

San Jose, California 95110

(Address of principal executive offices, including zip code)

(408) 216-8360

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.000025 par value per share	NTNX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2022 annual meeting of stockholders of Nutanix, Inc. (the “Company”) held on December 9, 2022 (the “2022 Annual Meeting”), the Company’s stockholders approved an amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to declassify the Company’s Board of Directors, eliminate supermajority voting requirements, and eliminate inoperative provisions and update certain other miscellaneous provisions (collectively, the “Charter Amendments”). A description of the Charter Amendments was set forth in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on October 24, 2022. The Charter Amendments became effective upon the filing of an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on December 9, 2022 (the “Amended and Restated Certificate of Incorporation”).

The foregoing description of the Charter Amendments is not complete and is qualified in its entirety by reference to the full text of the Amended and Restated Certificate of Incorporation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2022 Annual Meeting, the Company’s stockholders voted on seven proposals. A description of each proposal was set forth in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on October 24, 2022. The number of votes cast for and against, and the number of abstentions and broker non-votes with respect to, each proposal are set forth below.

1.
Proposal 1 – Approval of Amendment and Restatement of Amended and Restated Certificate of Incorporation to Declassify the Board of Directors and Provide for the Annual Election of Directors. This proposal was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
158,821,019	215,398	88,259	42,023,791
2.
Proposal 2 – Approval of Amendment and Restatement of Amended and Restated Certificate of Incorporation to Eliminate Supermajority Voting Requirements. This proposal was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
158,736,536	283,046	105,094	42,023,791
3.
Proposal 3 – Approval of Amendment and Restatement of Amended and Restated Certificate of Incorporation to Eliminate Inoperative Provisions and Update Certain Other Miscellaneous Provisions. This proposal was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
158,820,812	198,393	105,471	42,023,791
4.
Proposal 4 – Election of Three Class III Directors. The Company’s stockholders elected the following Class III director nominees to serve until the annual meeting of stockholders to take place after the end of the fiscal year ending July 31, 2025, and until their respective successors are duly elected and qualified:

Nominee	For	Against	Abstain	Broker Non-Votes
David Humphrey	145,871,357	13,091,270	162,049	42,023,791
Rajiv Ramaswami	157,761,811	1,202,146	160,719	42,023,791
Gayle Sheppard	156,887,270	2,092,811	144,595	42,023,791

5.
Proposal 5 – Ratification of Selection of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for Fiscal Year 2023. This proposal was approved as set forth below:

For	Against	Abstain
200,209,231	568,558	370,678
6.
Proposal 6 – Non-Binding Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers. This proposal was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
151,643,400	7,039,424	441,852	42,023,791
7.
Proposal 7 – Approval of Amendment and Restatement of Amended and Restated 2016 Employee Stock Purchase Plan. This proposal was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
157,588,058	1,152,157	384,461	42,023,791

No other matters were submitted for stockholder action at the 2022 Annual Meeting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of Nutanix, Inc.
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTANIX, INC.

Date: December 12, 2022	By:	/s/ Tyler Wall
Tyler Wall
Chief Legal Officer